Exhibit 4.4

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                           DVI RECEIVABLES XVI, L.L.C.


                          Dated as of November 1, 2001

                  Limited Liability Company Operating Agreement

                                       of

                           DVI Receivables XVI, L.L.C.


                                TABLE OF CONTENTS



                                    ARTICLE I
                                   DEFINITIONS

1.1   Act.....................................................................1
1.2   Affiliate...............................................................1
1.3   Agreement...............................................................1
1.4   Articles................................................................1
1.5   Assignee................................................................1
1.6   Capital Contribution....................................................1
1.7   Closing.................................................................1
1.8   Company.................................................................1
1.9   Contribution and Servicing Agreement....................................2
1.10  Disposition (Dispose)...................................................2
1.11  Dissolution Event.......................................................2
1.12  Distribution............................................................2
1.13  DVI.....................................................................2
1.14  Effective Date..........................................................2
1.15  Event of Bankruptcy.....................................................2
1.16  Fiscal Year.............................................................2
1.17  Indenture...............................................................2
1.18  Independent Director....................................................2
1.19  Management Right........................................................3
1.20  Managing Member.........................................................3
1.21  Member..................................................................3
1.22  Membership Interest.....................................................3
1.23  Notes...................................................................3
1.24  Officer.................................................................3
1.25  Organization............................................................3
1.26  Person..................................................................3
1.27  Principal Office........................................................3
1.28  Proceeding..............................................................3
1.29  Property................................................................3
1.30  Related Company.........................................................3
1.32  Tax Characterization and Additional Tax Terms...........................4
1.33  Term....................................................................4
1.34  Unit....................................................................4

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                                ARTICLE II
                                 FORMATION

2.1   Organization............................................................4
2.2   Agreement...............................................................4
2.3   Name....................................................................5
2.4   Term....................................................................5
2.5   Registered Agent and Office.............................................5
2.6   Principal Office........................................................5

                                ARTICLE III
                    LIMITED PURPOSE; NATURE OF BUSINESS

3.1   Limited Business Purpose................................................6

                                ARTICLE IV
                         LIMITATIONS ON ACTIVITIES

4.1   Limitations on Activities...............................................7

                                 ARTICLE V
                          ACCOUNTING AND RECORDS

5.1   Records to be Maintained................................................9
5.2   Reports.................................................................9
5.3   Tax Returns and Reports.................................................9
5.4   Records to be Kept Separate.............................................9

                                ARTICLE VI
                        NAME AND ADDRESS OF MEMBER


                                ARTICLE VII
                        RIGHTS AND DUTIES OF MEMBER

7.1   Liability of Member....................................................10
7.2   Representations and Warranties.........................................10
7.3   Conflicts of Interest..................................................10

                               ARTICLE VIII
                                MANAGEMENT

8.1   Management of the Company..............................................11
8.2   Authority of Managing Member to Bind the Company.......................11
8.3   Actions of the Managing Member.........................................12
8.4   Compensation of Managing Member........................................12
8.5   Managing Member's Standard of Care.....................................12

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8.6   Resignation............................................................13
8.7   Payment of Liabilities.................................................13

                                   ARTICLE IX
                                  CONTRIBUTIONS

9.1   Membership Interest....................................................13
9.2   Contributions..........................................................13
9.3   Withdrawal.............................................................13
9.4   Interest...............................................................13
9.5   No Personal Liability..................................................13

                                    ARTICLE X
                          ALLOCATIONS AND DISTRIBUTIONS

10.1  Taxable Income Allocations.............................................13
10.2  Distributions..........................................................14

                                   ARTICLE XI
                         TRANSFER OF MEMBERSHIP INTEREST

11.1  Compliance with Securities Laws........................................14
11.2  Transfer of Economic Interest..........................................14
11.3  Transfer of Membership Interest........................................14
11.4  Status of Transferee...................................................15
11.5  Dissolution or Bankruptcy of the Member................................15

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

12.1  Dissolution............................................................15
12.2  Effect of Dissolution..................................................16
12.3  Distribution of Assets on Dissolution..................................16
12.4  Winding Up and Filing Articles of Dissolution..........................17

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1  Notices................................................................17
13.2  Headings...............................................................17
13.3  Entire Agreement.......................................................17
13.4  Binding Agreement......................................................17
13.5  Saving Clause..........................................................17
13.6  Counterparts...........................................................18
13.7  Governing Law..........................................................18
13.8  No Membership Intended for Nontax Purposes.............................18
13.9  No Rights of Creditors and Third Parties under Agreement...............18
13.10 General Interpretive Principles........................................18

                  Limited Liability Company Operating Agreement

                                       of

                           DVI Receivables XVI, L.L.C.

     This Limited Liability Company Operating Agreement of DVI Receivables XVI, L.L.C. (the "Company"), a Delaware limited liability company organized pursuant to the Delaware Limited Liability Company Act, is entered into and shall be effective as of November 1, 2001, by and between the Company and DVI Receivables Corp. VIII, as the sole member of the Company.

                                    ARTICLE I
                                   DEFINITIONS

     Capitalized terms not defined herein shall have the meaning set forth in the Indenture (as defined below). For purposes of this Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     1.1 Act. The Delaware Limited Liability Company Act and all amendments thereto.

     1.2 Affiliate. Any entity other than the Member (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of common stock of the Managing Member; or (ii) of which 10% or more of the outstanding shares of its common stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is "controlled", as defined in Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405, by an entity described in clause (i) above.

     1.3 Agreement. This Limited Liability Company Operating Agreement including all amendments adopted in accordance with this Agreement and the Act.

     1.4 Articles. The Articles of Organization of the Company, as amended from time to time, and filed with the Department of State of the State of Delaware.

     1.5 Assignee. A transferee of the Membership Interest.

     1.6 Capital Contribution. Any contribution of rights, Property or services made by or on behalf of the Member or its Assignee.

     1.7 Closing. The Closing as defined in that certain Indenture, dated the date hereof, by and between the Company, DVI and the Purchaser (as defined therein).

     1.8 Company. DVI Receivables XVI, L.L.C., a limited liability company formed under the laws of Delaware, and any successor limited liability company.

     1.9 Contribution and Servicing Agreement. That certain Contribution and Servicing Agreement (as amended, supplemented, restated or otherwise modified from time to time), dated of even date herewith, by and between the Company and DVI, as contributor and servicer.

     1.10 Disposition (Dispose). Any sale, assignment, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

     1.11 Dissolution Event. An event, the occurrence of which will result in the dissolution of the Company under Article XIV.

     1.12 Distribution. A transfer of Property to the Member on account of its Membership Interest as described in Article X.

     1.13 DVI. DVI Financial Services Inc., a Delaware corporation.

     1.14 Effective Date. November 1, 2001.

     1.15 Event of Bankruptcy. As to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Reform Act of 1978, as amended, or other similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter enacted, if such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

     1.16 Fiscal Year. The year commencing on the opening of business on the first day of July of each calendar year and terminating on the close of business on the last day of June of the immediately succeeding calendar year thereto.

     1.17 Indenture. That certain Indenture (as amended, supplemented, restated or otherwise modified from time to time), dated of even date herewith, by and between the Company and U.S. Bank Trust National Association, as Trustee.

     1.18 Independent Director. An individual who is not, at the time of initial appointment, nor has been, a director of any Affiliate of the Member (except that an individual who serves in similar capacities for other "special purpose corporations" formed by DVI or its affiliates is not thereby disqualified from being an Independent Director) or is an officer of, employed by, a creditor, supplier or contractor of, or holding any beneficial or economic interest in the Member or any Affiliate of the Member, or is a family member of any of the foregoing.

     1.19 Management Right. The right of the Member to participate in the management of the Company, to vote on any matter, and to grant or to withhold consent or approval of actions of the Company.

     1.20 Managing Member. The Member, as set forth in Section 8.1.


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

     1.21 Member. DVI Receivables Corp. VIII, or any Assignee thereof.

     1.22 Membership Interest. The rights of the Member to Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company, and, to the extent permitted by this Agreement, to possess and exercise Management Rights.

     1.23 Notes. The Notes, as set forth in the Indenture and any Class F Instruments.

     1.24 Officer. An individual appointed as an officer of the Company pursuant to Section 8.1(c).

     1.25 Organization. A Person other than a natural person, including without limitation corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, business trusts and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

     1.26 Person. An individual, trust, estate, or any Organization permitted to be a member of a limited liability company under the laws of the State of Delaware.

     1.27  Principal  Office.  The Principal  Office of the Company set forth in
Section 2.6.

     1.28  Proceeding.   Any  administrative,   judicial,   or  other  adversary
proceeding, including without limitation litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

     1.29 Property. Any property, real or personal, tangible or intangible, including money, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

     1.30 Related Company. The Member of the Company or any entity other than the Company now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, the Member of the Company.

     1.31 SCTA. That certain Subsequent Contract Transfer Agreement, dated of even date herewith, by and between the Company and DVI Receivables Corp XVI.

     1.32 Tax Characterization and Additional Tax Terms. For federal income tax purposes, and to the extent applicable for state and local income and franchise tax purposes, it is intended that the Company be disregarded as an entity separate from the Member; provided, however, if it is determined that there are two or more members of the Company then it is intended that the Company be treated as a partnership for such purposes, and the Managing Member shall (i) file any information returns and reports and make any elections or take any other similar action required for the Company to be classified as a partnership for such purposes and (ii) act as the tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code and applicable Tax Regulations.

          (a) Code shall mean the Internal Revenue Code of 1986.


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

          (b) Tax Regulations shall mean the federal income tax regulations promulgated by the United States Treasury Department under the Code as such Tax Regulations may be amended from time to time. All references herein to a specific section of the Tax Regulations shall be deemed also to refer to any corresponding provision of succeeding Tax Regulations.

     1.33 Term. The term of this Agreement, as set forth in Section 2.4 hereof.

     1.34 Unit. One of the one hundred (100) units of Membership Interest that are authorized to be issued under this Agreement. Each unit represents a Membership Interest of one percent (1%). All Units issued pursuant this Agreement are issued to the Member, as sole member of the Company.

                                   ARTICLE II
                                    FORMATION

     2.1 Organization. The Member hereby organizes the Company as a Delaware limited liability company pursuant to the provisions of the Act.

     2.2 Agreement. (a) For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (i) the Company and DVI Receivables Corp. VIII hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended and (ii) in exchange for the agreement of DVI Receivables Corp. VIII to act as Managing Member of the Company, the Company hereby issues, assigns, transfers and conveys all of its Membership Interests to DVI Receivables Corp. VIII, and, prior to and at all times after the Effective Date, the term "Member" shall be deemed to refer to DVI Receivables Corp. VIII, its successors and assigns. It is the express intention of the Company and DVI Receivables Corp. VIII that this Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Tax Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule, and to the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be deemed to be amended to the least extent necessary in order to make this Agreement effective under the Act, in the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

     (b) The Company has been formed by DVI Receivables Corp. VIII to serve as a special purpose entity in connection with securitization of certain financial assets of DVI Receivables Corp. VIII or its Affiliates. To facilitate the optimal securitization of the Contributed Property (as defined in the Contribution and Servicing Agreement), DVI has formed DVI Receivables Corp. XVI to receive from DVI all Contributed Property pursuant to the Contribution and Servicing Agreement, and to transfer all such Contributed Property to the Company pursuant to the Subsequent Contract Transfer Agreement. To facilitate the optimal securitization of such assets, pursuant to the Funding Sale Agreement, the Company will also receive the Sold Company Assets (as defined in the Funding Sale Agreement) and, pursuant to the DVI XV Sale Agreement, the Company will receive the Sold Trust Property (as defined in the DVI XV Sale Agreement).


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

     2.3 Name. The name of the Company is DVI Receivables XVI, L.L.C., and all business of the Company shall be conducted under that name.

     2.4 Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement one year and one day after the Notes have been paid in full pursuant to the Indenture, unless the Term shall be extended by amendment to this Agreement and the Articles.

     2.5 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles. The Member may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State of the State of Delaware. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

     2.6 Principal Office. The Principal Office of the Company shall be located at

                   c/o DVI Financial Services Inc.
                   2500 York Road
                   Jamison, PA 18929
                   Attention: Securitization Manager
                   Telephone: (215) 488-5042

or at such other address as such person may designate by written notice to the Managing Member.

                                   ARTICLE III
                       LIMITED PURPOSE; NATURE OF BUSINESS

     3.1 Limited Business Purpose. The business purpose to be conducted or promoted by the Company is limited to the following activities and none other:

          (a) To acquire, own, purchase, hold, transfer, pledge and otherwise deal with notes, debt, or other securities;

          (b) To acquire, own, and hold one or more series of securities ("Pass-Through Securities") issued pursuant to one or more pooling agreements (each, a "Pooling Agreement"), and to issue one or more series of Pass-Through Securities; such Pass-Through Securities of each series (i) will represent ownership interests in various equipment finance contracts, the cash flow, income, payments and proceeds therefrom and any related property and/or collections in respect thereof, and (ii) may be structured to contain one or more classes of Pass-Through Securities, each class having the characteristics specified in the related Pooling Agreement; and to sell, transfer, assign, finance and refinance one or more Pass-Through Securities or classes of Pass-Through Securities of any series;

          (c) To  issue,  acquire,  own  and  hold  one or more  series  of debt obligations ("Notes") pursuant to one or more indentures (each, an "Indenture"), which Notes are collateralized by equipment finance contracts or income, payments or proceeds therefrom ("Funding Agreements"), Pass-Through Securities or supplemental collateral (collectively, the

     "Collateral"); and to sell, transfer, assign and finance such Notes with Merrill Lynch, Pierce, Fenner & Smith Incorporated or Banc One Capital Markets, Inc. and such other organizations as either of them shall designate, at any time on or after November 1, 2001;

          (d) To establish one or more trusts ("Trusts") to engage in any one or more of the activities described in any of the clauses above or to issue, acquire, own, hold and sell a particular series of notes to be issued pursuant to an indenture between such trust and an indenture trustee (the "Trustee"); to receive upon the formation of any such Trust one or more certificates ("Trust Certificates") representing the beneficial ownership interest in such Trust; and to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with any or all of the Trust Certificates in any such Trust;

          (e) To invest and reinvest the funds received or collected by the Company on Collateral in other investments of such types or in other interest-bearing or discount securities, loans or other investments;

          (f) To convey or transfer all or any portion of the Company's right, title and interest in and to the Collateral for any series of Notes, subject and subordinate to the rights of the related Noteholders;

          (g) To transfer the Company's rights to (i) any cash flow in excess of amounts necessary to pay holders of the Notes remitted, or to be remitted to, the Company pursuant to an indenture with respect to such Notes or (ii) amounts remitted or to be remitted to the Company pursuant to a pooling agreement or a funding agreement;

          (h) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) installment sales contracts, equipment leases, equipment finance leases, rental and other contract payments from leases or other contracts, equipment finance loans and notes secured (in whole or in part) by income and proceeds from equipment (collectively, "Contracts"), (ii) the equipment which is the subject of such Contracts, (iii) policies of insurance relating to such Contracts, Contract payments due thereunder, equipment, or proceeds of any of the foregoing, (iv) any other assets which may be incidental to the ownership of such Contracts, or (v) any participation interest in or security based on or backed by assets described in (i) through (iv) (collectively, "Lease Receivables"); and

          (i) To borrow money pursuant to one or more interim finance agreements between the Company and one or more lenders and acquiring, owning, leasing, purchasing, investing, transferring, selling and/or pledging certain property to be contributed to the Company pursuant to a contribution agreement or subsequent contract transfer agreement in connection with such borrowing; provided, however, that there may be only one interim finance agreement outstanding at one time, unless all other existing interim finance providers shall have so consented;

          (j) To engage in any other acts or activities and to exercise any power permitted to the Company under the Act so long as the same are incidental to, or connected with, the foregoing or are necessary, suitable or convenient to accomplish the foregoing;

          (k) Provided, however, that the Company shall not engage in any of the permitted


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

     activities set forth in (a) through (j) above if doing so shall result in a downgrade of the rating by a nationally recognized rating agency requested by the Company to rate the securities related to any previously issued (by the Company or one of the Trusts) Notes, Pass-Through Securities or Trust Certificates; and

          (l) The Company shall pay its liabilities from its own assets, and not have any liability to any Related Company or any creditor of any Related Company.

                                   ARTICLE IV
                            LIMITATIONS ON ACTIVITIES

     4.1 Limitations on Activities. Notwithstanding any other provision of this Agreement and any provision of law which otherwise so empowers the Company, the Company shall not, and no Member shall have any right, power or authority to cause the Company, without the unanimous affirmative vote of the Member's board of directors, to perform any act in contravention of any of the following:

          (a) The Company shall not

               (i) consolidate or merge with or into any other entity or person or dissolve or liquidate in whole or in part or transfer its properties and assets substantially as an entirety to any entity or

               (ii) engage in any other action that bears on whether the separate legal identity of the Company and the Member will be respected, including, without limitation (A) holding itself out as being liable for the debts of any other party; (B) forming, or causing to be formed, any subsidiaries or (C) acting other than in its name and through its duly authorized officers or agents;

          (b) The Company shall not engage in any joint activity or transaction of any kind with or for the benefit of any Related Company, including loans to or from any Related Company and any guarantee of the indebtedness of any Related Company, except for

               (i) entering into the agreements referenced in or contemplated by
          Article III,

               (ii) purchasing management services and leasing office space or equipment, in each case only to the extent necessary for the conduct of the Company's business, and

               (iii) payment of capital distributions to the Member;

          (c) The Company shall not create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness, except as stated in
     Article III, other than trade payables and expense accruals incurred in the ordinary course of business and which are incident to the business purpose of the Company as stated in Article III above;


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

          (d) The Company shall not commingle its funds and assets with those of any Related Company;

          (e) Neither the Member nor the Company shall file or otherwise initiate on behalf of the Company (i) a voluntary petition for relief under any Chapter of the Bankruptcy Code, (ii) a receivership, conservatorship or custodianship, (iii) an assignment for the benefit of creditors or (iv) any other bankruptcy or insolvency related proceeding;

          (f) The Company shall not dissolve or wind up its affairs upon the dissociation, dissolution or Event of Bankruptcy of any of its Members;

          (g) The Company shall not dissolve even if it has no remaining Members if a personal representative of the last Member agrees in writing to continue the Company and to act as the Member hereunder until such time as another Member is effectively appointed hereunder or, in the event that no such personal representative shall agree, the Company shall make reasonable commercial efforts to cause the Trustee to act as interim Member until a replacement Member is effectively appointed; and

          (h) In the event that the Member undergoes an Event of Bankruptcy, the Member shall not reject the Agreement.

                                    ARTICLE V
                             ACCOUNTING AND RECORDS

     5.1 Records to be Maintained. The Company shall maintain the following records at the Principal Office:

          (a) a record of the full name and last known mailing address of the Member, together with information relating to the Member's Membership Interest;

          (b) a copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any such amendment has been executed;

          (c) a copy of the Company's federal, state and local income or information tax returns and reports;

          (d) a copy of this Agreement including all amendments thereto; and

          (e) the Company's books and records, including financial statements of the Company, which shall be open to inspections by the Member or its agents at reasonable times.

     5.2 Reports. The Managing Member shall prepare annual reports, including a balance sheet, statement of profit and loss and changes in the Member's account, and a statement of cash flows.

     5.3 Tax Returns and Reports. The Managing Member shall prepare and timely file income tax returns of the Company in all jurisdictions where such filings are required.

     5.4 Records to be Kept Separate. The Company (a) shall maintain its financial and accounting books and records separate from those of any other entity or person, (b) shall pay from its assets all obligations and indebtedness of any kind incurred by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person, and (c) shall observe all formalities required by its Articles, this Agreement and the laws of the State of Delaware.

                                   ARTICLE VI
                           NAME AND ADDRESS OF MEMBER

     The name and address (or such other address as designated by the Member to the Company from time to time) of the Member on and after the Closing shall be:

                            DVI Receivables Corp. VIII
                            c/o DVI Financial Services Inc.
                            2500 York Road
                            Jamison, PA 18929


                                   ARTICLE VII
                           RIGHTS AND DUTIES OF MEMBER

     7.1 Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

     7.2 Representations and Warranties. The Member hereby represents and warrants to the Company that: (a) the Member is an entity that has power to enter into this Agreement and to perform its obligations hereunder and that the persons executing this Agreement on behalf of the entity have the power to do so; and (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest. The Member acknowledges that its interest in the Company has not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred without appropriate registration or the availability of an exemption from such requirements.

     7.3 Conflicts of Interest.

          (a) The Member shall be entitled to enter into transactions that may be considered to be competitive with the Company, it being expressly understood that the Member may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, the Member shall account to the Company and hold as trustee for it any Property, profit, or benefit derived by the Member in the conduct and winding up of the Company business or from a use or appropriation by the Member of the Company's Property including information developed exclusively for the Company and opportunities expressly offered to the Company.

          (b) The Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. No transaction with the

     Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if the transaction is fair and reasonable to the Company.


                                  ARTICLE VIII
                                   MANAGEMENT

     8.1 Management of the Company.

          (a) The  Member  shall be the  managing  member  of the  Company  (the
     "Managing Member") and, in such capacity, shall manage the Company in accordance with this Agreement. The Managing Member is an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company.

          (b) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managing Member, and such delegation shall not cause the Managing Member to cease to be the Member or the Managing Member. There shall not be a "manager" (within the meaning of the Act) of the Company.

          (c) The Managing Member may appoint individuals ("Officers") with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.

     8.2 Authority of Managing Member to Bind the Company. Only the Managing Member, the officers and authorized agents of the Company shall have the authority to bind the Company. Subject to Section 4.1, the Managing Member has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company (as described in Article III), including, without limitation:

          (a) the institution, prosecution and defense of any Proceeding in the Company's name;

          (b) the entering into contracts;

          (c) investment and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment;

          (d) the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company;

          (e) the appointment of employees and agents of the Company, the defining of their duties and the establishment of their compensation, and the dealing with tradespeople, accountants and attorneys, on such terms as the Managers shall determine;

          (f) the indemnification of any Person;

          (g) the making of such elections under the Code and Tax Regulations and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters as the Managing Member deems necessary or appropriate, including without limitation, elections referred to in Section 754 of the Code, the determination of which items of cash outlay shall be capitalized or treated as current expenses, and the selection of the method of accounting and bookkeeping procedures to be used by the Company;

          (h) the amendment of any provision to this Agreement; provided, however, that no provision of Article III and Article IV hereof, or Sections 8.01, 8.06 and 5.04 of the SCTA shall be amended without the consent of the Independent Directors of the Member.

     8.3 Actions of the Managing Member. The Managing Member has the power to bind the Company as provided in this Article VIII. No Person dealing with the Company shall have any obligation to inquire into the power or authority of the Managing Member acting on behalf of the Company.

     8.4 Compensation of Managing Member. The Managing Member shall be reimbursed for all reasonable expenses incurred in managing the Company and shall be entitled to compensation, in an amount to be determined from time to time by consent of the Member, in its sole discretion. The Managing Member shall not be required to devote full time to the management of the Company business, but only so much time as shall be necessary or appropriate for the proper management of such business.

     8.5 Managing Member's Standard of Care. The Managing Member shall discharge its duties to the Company in good faith and with that degree of care that an ordinarily prudent person in a similar position would use under similar circumstances. In discharging its duties, the Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article VI and upon such information, opinions, reports or statements by any Person as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to the Member might properly be paid. The Company shall indemnify and hold harmless the Managing Member against any loss, damage or expense (including attorneys' fees) incurred by the Managing Member as a result of any act performed or omitted on behalf of the Company or in furtherance of the Company's interests without, however, relieving the Managing Member of liability for failure to perform his or her duties in accordance with the standards set forth herein. The satisfaction of any indemnification and any holding harmless shall be from and limited to the Company's Property.

     8.6 Resignation. Other than as set forth in Section 4.1(g) hereof, the Member shall not resign or disassociate itself from the Company at any time without first obtaining the effective appointment of a successor Member approved by the Rating Agencies.

     8.7 Payment of Liabilities. The Member shall at all times pay its liabilities from its own assets, and not have any liability to any Related Company or any creditor thereof.

                                   ARTICLE IX
                                  CONTRIBUTIONS

     9.1 Membership Interest. The Member holds all of the Units of Membership Interest.

     9.2 Contributions. The Member is not required to make any Capital Contribution to the Company.

     9.3 Withdrawal. The Member shall not be entitled to withdraw any part of its Capital Contribution or to receive any distribution from the Company, except after payment in full of all outstanding debt securities of the Company or otherwise as specifically provided in this Agreement.

     9.4 Interest. The Member shall not be entitled to interest on any Capital Contribution or on any profits retained by the Company.

     9.5 No Personal Liability. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

                                    ARTICLE X
                          ALLOCATIONS AND DISTRIBUTIONS

     10.1 Taxable Income Allocations. Profits and losses, and each item of Company income, gain, loss, deduction, credit and tax preference with respect thereto, for each Fiscal Year (or shorter period in respect of which such items are to be allocated) shall be allocated to the Member; provided, however, if it is determined that there are two or more members of the Company, then such items shall be allocated among the members in accordance with their respective economic interests in the Company, determined generally by taking into account the priorities of cash distributions, the actual distributions and the economic allocation of losses and other expenses among the Members as determined in accordance with Sections 3.04(b), 3.04(c) and 6.06 of the Indenture as applicable.

     10.2 Distributions. Distributions shall be made to the Member or its designee in accordance with Section 3.04(b)(xii) and 6.06 of the Indenture, as applicable.

                                   ARTICLE XI
                         TRANSFER OF MEMBERSHIP INTEREST

     11.1 Compliance with Securities Laws. No Unit of Membership Interest has been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. The Member may not transfer (a transfer, for purposes of this Agreement, shall be deemed to include, but not be limited to, any sale, transfer, assignment, pledge, creation of a security interest or other Disposition) all or any part of the Member's Units of Membership Interest, except upon compliance with the applicable federal and state securities laws. The Managing Member shall have no obligation to register the Member's Units of Membership Interest under the Securities Act of 1933, as amended, or under any applicable state securities laws, or to make any exemption therefrom available to the Member.

     11.2 Transfer of Economic Interest. The right to receive allocations of profits and losses and to receive Distributions may not be transferred in whole or in part unless the following terms and conditions have been satisfied:

     The transferor shall have:

          (a) assumed all costs incurred by the Company in connection with the transfer;

          (b) furnished the Company with a written opinion of counsel, satisfactory in form and substance to counsel for the Company, that such transfer complies with applicable federal and state securities laws and this Agreement and that such transfer, for federal income tax purposes, will not cause the termination of the Company under Section 708(b) of the Code, cause the Company to be treated as an association taxable as a corporation for income tax purposes or otherwise adversely affect the Company or the Member; and

          (c) complied with such other conditions as the Managing Member may reasonably require from time to time.

Transfers will be recognized by the Company as effective only upon the close of business on the last day of the calendar month following satisfaction of the above conditions. Any transfer in contravention of this Article XI and any transfer which if made would cause a termination of the Company for federal income tax purposes under Section 708(b) of the Code shall be void ab initio and ineffectual and shall not bind the Company.

     11.3 Transfer of Membership Interest.

          (a) The Member may not sell, assign, encumber, transfer or otherwise Dispose of any Units of its Membership Interest (or take or omit to take any action, filing, election or other action that could result in a deemed sale, assignment, encumbrance, transfer or other Disposition); provided, however that the Member may make such a transfer to an Affiliate of the Member, which Affiliate shall have a special purpose charter and bylaws substantially similar in all material respects to those of the Member. Any attempted Disposition not in accordance with this Agreement shall be void.

          (b) Upon the transfer of Units and admission of an additional Member in accordance with this Agreement, this Agreement shall be amended to reflect the admission of the substitute Member, and the Member shall take any action required to record to reflect such admission.

     11.4 Status of Transferee. A transferee of a Unit of Membership Interest shall be entitled to receive that share of Profits, Losses and Distributions, and the return of any Capital Contribution to which the transferor would otherwise be entitled with respect to the interest transferred, and shall have the rights of the transferring Member of the Company under the Act or this Agreement. The Company shall also, if the transferee and transferor jointly advise the Company in writing of a transfer of the Unit of Membership Interest, furnish the transferee with pertinent tax information at the end of each Fiscal

Year.

     11.5 Dissolution or Bankruptcy of the Member. Upon the dissolution or adjudication of bankruptcy of the Member, the Member's successors or assigns shall have all the rights of the Member for the purpose of settling or managing the Member's estate.

                                   ARTICLE XII
                           DISSOLUTION AND WINDING UP

     12.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of any of the following events (each of which shall constitute a Dissolution Event):

          (a) the expiration of the Term of this Agreement, unless the Company is continued with the consent of the Member, in its sole discretion; or

          (b) the determination in writing of the Managing Member to dissolve and terminate the Company; provided, however, that the Managing Member shall not, and the Managing Member hereby agrees not to, take any action to dissolve or terminate the Company prior to the expiration of the Term;

          (c) the entry of a decree of judicial dissolution pursuant to the Act; or

          (d) the occurrence of an Event of Bankruptcy as to a Member or the resignation, expulsion or dissolution of a Member or the occurrence of any other event that terminates the membership of a Member, unless, within 90 days of such event, there is at least one remaining Member and the remaining Members unanimously agree to continue the business of the Company, in which event the Company shall not be dissolved and the Company and the business of the Company shall be continued; provided, however, that if any Member is a partnership or a limited liability company on the date of such occurrence, the dissolution of such Member as a result of the dissolution, termination, resignation, death, incompetence, removal or Event of Bankruptcy of a partner or member in such partnership or limited liability company, as the case may be, shall not be an event of dissolution of this Company if the business of such Member is continued by its remaining partner(s) or member(s), as the case may be, either alone or with additional partners or members, and such Member and such partners or members comply with any other applicable requirements of this Agreement; or

          (e) the passage of 30 days after the sale or other disposition of all or substantially all the assets of the Company (except that if the Company receives an installment obligation as consideration for such sale, the Company shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full).

     Upon the dissolution of the Company for any reason, the Member shall proceed promptly to wind up the affairs of and liquidate the Company; provided, however, that if the Notes are outstanding, the Member shall not liquidate the assets of the Company securing the Notes, except as permitted by the deed of trust and assignment of leases pursuant to which such assets were encumbered, without the consent of the secured party under such document, which may continue to exercise all of its rights under such document and shall have complete and independent ability to retain such assets until the Notes have been paid in full or otherwise completely discharged pursuant to the Indenture. Subject to the foregoing, the Member shall have reasonable discretion to determine the time, manner and terms of any sale or sales of the Company's property pursuant to such liquidation.

     12.2 Effect of Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed and a certificate of dissolution has been issued by the Secretary of State of Delaware.

     12.3 Distribution of Assets on Dissolution. Upon the winding up of the Company, the Managing Member shall take full account of the assets and liabilities of the Company, shall liquidate the assets (unless the Managing Member determines that a distribution of any of the Company's Property in-kind would be more advantageous to the Member than the sale thereof) as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

          (a) first, to the payment of the debts and liabilities of the Company to creditors, including the Member, if it is a creditor, to the extent permitted by law, in satisfaction of such debts and liabilities, and to the payment of necessary expenses of liquidation;

          (b) second, to the setting up of any reserves which the Managing Member may deem necessary or appropriate for any anticipated obligations or contingencies of the Company arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the Managing Member to an escrow agent or trustee selected by the Managing Member to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the Managing Member shall deem advisable, shall be distributed by such escrow agent or trustee in the manner hereinafter provided;

          (c) then, to the Member.

Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year in which the liquidation occurs. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing Member.

If at the time of liquidation the Managing Member shall determine that an immediate sale of some or all of the Company's Property would cause undue loss to the Member, the Managing Member may, in order to avoid such loss, defer liquidation.

     12.4 Winding Up and Filing Articles of Dissolution. Upon the commencement of the winding up of the Company, articles of dissolution shall be delivered by the Company to the Secretary of the State of Delaware for filing. The articles of dissolution shall set forth the information required by the Act. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property of the Company has been distributed to the Member.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Notices. Notices to the Member shall be sent to the Principal Office of the Company. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given with receipt confirmed if and when delivered personally, given by prepaid telegram or mailed first class, postage prepaid, delivered by courier, or sent by facsimile, to the Member at such address.

     13.2 Headings. All Article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Article or section.

     13.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or understanding between them respecting the subject matter of this Agreement.

     13.4 Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns.

     13.5 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of the Act, such provision shall be void and ineffectual.

     13.6 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart. Any counterpart of either this Agreement shall for all purposes be deemed a fully executed instrument.

     13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     13.8 No Membership Intended for Nontax Purposes. The Member has formed the Company under the Act, and expressly does not intend hereby to form a partnership, either general or limited, under the Delaware partnership laws.

     13.9 No Rights of Creditors and Third Parties under Agreement. This Agreement is entered into between the Company and the Member for the exclusive benefit of the Company, its Member, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or any third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any Capital Contribution or otherwise.

     13.10 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings given to them in the United States in accordance with generally accepted accounting principles;

          (c)  references   herein  to  "Sections",   "paragraphs",   and  other
     subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

          (d) a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                                   Limited Liability Company Operating Agreement

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the Effective Date.


                                         DVI Receivables Corp. VIII

                                         By:
                                             ------------------------------
                                         Name: Matthew E. Goldenberg
                                         Title: Assistant Treasurer


                                         DVI Receivables XIV, L.L.C.

                                         By:  DVI Receivables Corp. VIII
                                              Its Managing Member

                                         By:
                                             ------------------------------
                                         Name: Matthew E. Goldenberg
                                         Title: Assistant Treasurer